UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on April 11, 2024, BranchOut Food Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because its stockholders’ equity of $2,210,476 as of December 31, 2023 was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, the Company submitted to Nasdaq a plan to regain compliance with the Rule, which was accepted by Nasdaq and provided the Company with an extension until October 8, 2024 to regain compliance with the Rule. On October 10, 2024, Nasdaq notified the Company that it did not meet the terms of the extension, and as a result, unless the Company requested an appeal, trading of the Company’s common stock would be suspended at the opening of business on October 21, 2024, and a Form 25-NSE would be filed with the SEC, which would remove the Company’s securities from listing and registration on Nasdaq. On October 11, 2024, the Company submitted a request for a hearing with Nasdaq’s Hearings Panel to appeal Nasdaq’s delisting determination, which stayed the suspension of trading of the Company’s common stock and the filing of the Form 25-NSE pending the Hearing Panel’s decision. The hearing before the Hearing Panel was scheduled for December 3, 2024.

As also reported, on October 23, 2024 the Company entered into an At-The-Market Issuance Sales Agreement (the “ATM Agreement”) with Alexander Capital, L.P. (“Alexander Capital”). Pursuant to the ATM Agreement, the Company may from time to time issue and sell to or through Alexander Capital, acting as the Company’s sales agent, shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $3,000,000.

As of the date of this Current Report on Form 8-K, as a result of the sale of 928,602 Shares under the ATM Agreement for aggregate gross offering proceeds of approximately $1,795,000, the Company believes it has regained compliance with the Rule. As a result, the hearing before the Hearing Panel will not be necessary. However, Nasdaq has informed the Company that it will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if the Company fails to evidence compliance with the Rule upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2024, the Company may be subject to delisting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: November 12, 2024	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

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